Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS THIRD QUARTER

2015 RESULTS

-    Grows Revenues 5.9% Over Prior Year

-    Produces 6.3% Increase in Adjusted FFO to $0.51 per Diluted Share

GREAT NECK, New York, November 9, 2015 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended September 30, 2015.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty commented:  “Our third quarter results reflect the ongoing strong performance of our diverse portfolio of properties. Our occupancy of 98.2% is reflective of the long-term stable cash flow assets that we own in our portfolio. Our strategy of proactively managing our existing portfolio, while continuing to pursue select accretive growth opportunities, is reflected in our improved year-over-year results.  We will remain disciplined as we seek to identify and add properties in markets with positive long-term real estate fundamentals that will drive additional value for stockholders.”

Operating Results:

Total revenues grew 5.9% to $16.1 million for the three months ended September 30, 2015, from $15.2 million for the corresponding period in the prior year, due primarily to properties acquired since October 2014. Total revenues for the three months ended September 30, 2014 includes $1.1 million of rental income from properties disposed of in late 2014 and early 2015.

Total operating expenses for the third quarter of 2015 increased 2.4% to $8.4 million, from $8.2 million for the third quarter in the prior year. The change is due primarily to increased real estate expenses and depreciation and amortization with respect to properties acquired since October 2014, and additional general and administrative costs. The three months ended September 30, 2014 includes an impairment loss of $1.1 million.

Net income attributable to One Liberty in the third quarter of 2015 was $3.8 million, or $0.22 per diluted share, compared to $2.6 million, or $0.16 per diluted share, for the third quarter of 2014. The three months ended September 30, 2014 includes a $1.1 million, or $0.07 per share, impairment loss.

Funds from Operations, or FFO, was $8.4 million, or $0.50 per diluted share, for the quarter ended September 30, 2015, compared to $7.5 million, or $0.46 per diluted share, in the corresponding period of 2014. Adjusted Funds from Operations, or AFFO, was $8.5 million, or $0.51 per diluted share, for the quarter ended September 30, 2015, compared to $7.8 million, or $0.48 per diluted share in the corresponding prior year period. FFO and AFFO per share were impacted by the increase in the weighted average number of shares outstanding due to share issuances under One Liberty’s equity incentive, at-the-market offering and dividend reinvestment programs. A reconciliation of GAAP amounts to non-GAAP amounts is presented with the financial information included in this release.

Balance Sheet:

At September 30, 2015, One Liberty had $13.9 million of cash and cash equivalents, total assets of $655.4 million, total debt of $361.4 million and total stockholders’ equity of $255.4 million.

At November 2, 2015, One Liberty’s available liquidity was approximately $58.3 million, including approximately $6.5 million of cash and cash equivalents (net of the credit facility’s required $3 million deposit maintenance balance) and $51.8 million available under its credit facility.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds From Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, plus impairment write-downs of depreciable real estate, after adjustments for unconsolidated partnerships, joint ventures and non-controlling interests. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one REIT to another. One Liberty computes AFFO by deducting from FFO its straight-line rent accruals, amortization of lease intangibles and lease termination fee income and adding back amortization of restricted stock compensation, amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures) and prepayment costs associated with mortgage debt.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

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FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating the Company’s performance, management is careful to examine GAAP measures such as net income and cash flows from operating, investing and financing activities. Management also examines the reconciliation of GAAP net income to FFO and AFFO.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and in particular “Item 1A. Risk Factors” included therein. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The primary business of the Company is to acquire, own and manage a geographically diversified portfolio of retail, industrial, flex, health and fitness and other properties under long term leases. Most of the Company’s leases are “net leases”, under which the tenant is responsible for real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.onelibertyproperties.com

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ONE LIBERTY PROPERTIES, INC.   (NYSE:  OLP)

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	September 30,	December 31,
	2015	2014
ASSETS
Real estate investments, net	$576,361	$504,850
Property held-for-sale	-	10,176
Investment in unconsolidated joint ventures	11,273	4,907
Cash and cash equivalents	13,896	20,344
Restricted cash	1,108	1,607
Unbilled rent receivable	13,707	12,815
Unamortized intangible lease assets, net	30,188	27,387
Other assets	8,863	8,353
Total assets	$655,396	$590,439

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable	$325,601	$292,049
Line of credit - outstanding	35,750	13,250
Unamortized intangible lease liabilities, net	14,827	10,463
Other liabilities	21,719	18,773
Total liabilities	397,897	334,535

Total One Liberty Properties, Inc. stockholders' equity	255,421	254,276
Non-controlling interests in consolidated joint ventures	2,078	1,628
Total equity	257,499	255,904
Total liabilities and equity	$655,396	$590,439

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ONE LIBERTY PROPERTIES, INC.   (NYSE:  OLP)

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Rental income, net	$15,273	$14,552	$44,159	$42,308
Tenant reimbursements	835	635	2,407	1,677
Lease termination fee	-	-	650	1,269
Total revenues	16,108	15,187	47,216	45,254

Operating expenses:
Depreciation and amortization	4,435	3,685	12,090	10,985
General and administrative	2,350	2,153	7,132	6,497
Real estate expenses	1,415	1,085	4,022	3,061
Federal excise and state taxes	68	6	266	175
Real estate acquisition costs	90	83	417	211
Leasehold rent	77	77	231	231
Impairment loss	-	1,093	-	1,093
Total operating expenses	8,435	8,182	24,158	22,253

Operating income	7,673	7,005	23,058	23,001

Other income and expenses:
Gain on sale of real estate, net	-	-	5,392	-
Purchase price fair value adjustment	-	-	960	-
Prepayment costs on debt	-	-	(568)	-
Equity in earnings of unconsolidated joint ventures	347	134	311	397
Gain on sale-investment in BRT Realty Trust (related party)	-	-	-	134
Other income	2	10	77	20
Interest:
Expense	(4,044)	(4,227)	(11,690)	(12,215)
Amortization and write-off of deferred financing costs	(187)	(275)	(828)	(741)

Income from continuing operations	3,791	2,647	16,712	10,596
Income from discontinued operations	-	-	-	13

Net income	3,791	2,647	16,712	10,609
Net income attributable to non-controlling interests	(3)	(27)	(1,386)	(76)

Net income attributable to One Liberty Properties, Inc.	$3,788	$2,620	$15,326	$10,533

Per common share attributable to common stockholders- diluted:
Income from continuing operations	$0.22	$0.16	$0.92	$0.64

NAREIT funds from operations applicable to common stock- Note 1	$8,402	$7,461	$22,977	$22,785
NAREIT funds from operations per common share-diluted - Note 2	$0.50	$0.46	$1.39	$1.42

Adjusted funds from operations applicable to common stock - Note 1	$8,524	$7,787	$23,654	$22,585
Adjusted funds from operations per common share-diluted - Note 2	$0.51	$0.48	$1.43	$1.40

Weighted average number of common and unvested restricted shares outstanding:
Basic	16,553	16,131	16,439	15,999
Diluted	16,653	16,231	16,539	16,099

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ONE LIBERTY PROPERTIES, INC.   (NYSE:  OLP)

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Note 1:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$3,788	$2,620	$15,326	$10,533
Add: depreciation of properties	4,384	3,639	11,906	10,866
Add: our share of depreciation of unconsolidated joint ventures	229	93	410	280
Add: amortization of deferred leasing costs	51	46	184	119
Add: Federal excise tax relating to gain on sales	25	-	109	(19)
Add: impairment loss	-	1,093	-	1,093
Deduct: gain on sale of real estate	-	-	(5,392)	-
Deduct: purchase price fair value adjustment	-	-	(960)	-
Adjustments for non-controlling interests	(75)	(30)	1,394	(87)

NAREIT funds from operations applicable to common stock	8,402	7,461	22,977	22,785

Deduct: straight-line rent accruals and amortization of lease intangibles	(654)	(403)	(1,633)	(1,061)
Deduct: lease termination fee income	-	-	(650)	(1,269)
Add: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	(9)	-	(9)	(1)
Add: amortization of restricted stock compensation	580	448	1,742	1,368
Add: prepayment costs on debt	-	-	568	-
Add: amortization and write-off of deferred financing costs	187	275	828	741
Add: our share of amortization of deferred financing costs of unconsolidated joint ventures	7	4	18	13
Adjustments for non-controlling interests	11	2	(187)	9

Adjusted funds from operations applicable to common stock	$8,524	$7,787	$23,654	$22,585

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$0.22	$0.16	$0.92	$0.64
Add: depreciation of properties	0.26	0.22	0.72	0.68
Add: our share of depreciation of unconsolidated joint ventures	0.02	0.01	0.03	0.02
Add: amortization of deferred leasing costs	-	-	0.01	0.01
Add: Federal excise tax relating to gain on sales	-	-	0.01	-
Add: impairment loss	-	0.07	-	0.07
Deduct: gain on sale of real estate	-	-	(0.33)	-
Deduct: purchase price fair value adjustment	-	-	(0.06)	-
Adjustments for non-controlling interests	-	-	0.09	-

NAREIT funds from operations per common share-diluted	0.50	0.46	1.39	1.42

Deduct: straight-line rent accruals and amortization of lease intangibles	(0.04)	(0.03)	(0.10)	(0.07)
Deduct: lease termination fee income	-	-	(0.04)	(0.08)
Add: our share of straight-line rent accruals and amortization
of lease intangibles of unconsolidated joint ventures	-	-	-	-
Add: amortization of restricted stock compensation	0.04	0.03	0.11	0.09
Add: prepayment costs on debt	-	-	0.03	-
Add: amortization and write-off of deferred financing costs	0.01	0.02	0.05	0.04
Add: our share of amortization of deferred financing costs
of unconsolidated joint ventures	-	-	-	-
Adjustments for non-controlling interests	-	-	(0.01)	-

Adjusted funds from operations per common share-diluted	$0.51	$0.48	$1.43	$1.40

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